Exhibit 99.1

BLUESCAPE OPPORTUNITIES ACQUISITION CORP.

PRO FORMA BALANCE SHEET

	Actual as of October 30, 2020	Pro Forma Adjustments		As Adjusted as of October 30, 2020
		Unaudited		Unaudited
ASSETS:
Current asset
Cash	1,653,833			1,653,833
Prepaid expenses	292,226			292,226
Total Current Assets	1,946,059			1,946,059

Cash held in Trust Account	575,000,000	32,500,000	(a)	607,500,000
		(650,000)	(b)
		650,000	(d)

Total Assets	576,946,059	32,500,000		609,446,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current asset
Accounts payable and accrued expenses	913,746			913,746
Total Current Liabilities	913,746			913,746

Deferred underwriting commissions	20,125,000	1,137,500	(c)	21,262,500

Total Liabilities	21,038,746	1,137,500		22,176,246

Commitments and Contingencies

Class A ordinary shares subject to possible redemption; 55,090,731 and 58,226,981 shares (at approximately $10.00 per share)	550,907,311	31,362,500	(f)	582,269,811

Shareholders’ Equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding
Class A ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 2,409,269 and 2,523,019 issued and outstanding	241	325	(a)	252
		(314)	(f)
Class B ordinary shares, $0.0001 par value, 50,000,000 shares authorized, 16,531,250 and 15,187,500 shares issued and outstanding	1,653	(134)	(e)	1,519
Additional paid-in capital	5,036,000	(31,362,186)	(f)	5,036,123
		32,499,675	(a)
		134	(e)
		(1,137,500)	(c)
		(650,000)	(b)
		650,000	(d)

Accumulated deficit	(37,892)			(37,892)
Total Shareholders’ Equity	5,000,002	0		5,000,002
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	576,946,059	32,500,000		609,446,059

See accompanying note to the pro forma balance sheet

BLUESCAPE OPPORTUNITIES ACQUISITION CORP.

NOTES TO PRO FORMA BALANCE SHEET

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Bluescape Opportunities Acquisition Corporation (the “Company”) as of October 30, 2020, adjusted for the partial closing of the underwriters’ over-allotment option and related transactions, which occurred on November 12, 2020, as described below.

On November 12, 2020, the Company consummated the closing of the sale of 3,250,000 additional units (the “Units”) at a price of $10.00 per unit upon receiving notice of the underwriters’ election to partially exercise their over-allotment option, generating additional gross proceeds of $32,500,000 to the Company. Each Unit consists of one Class A ordinary share (the “Ordinary Share”) and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share. Simultaneously with the exercise of the over-allotment option, the Company consummated the private placement of an additional 650,000 warrants (the “Private Placement Warrants”), at a purchase price of $1.00 per Private Placement Warrant, to Bluescape Sponsor LLC and an investment fund managed by Zimmer Partners, LP, generating gross proceeds of $650,000. Transaction costs amounted to $1,787,500, consisting of $650,000 in cash underwriting fees and $1,137,500 of additional underwriting fees, which have been deferred until the completion of the Company’s Business Combination. As a result of the underwriters’ election to partially exercise their over-allotment option, 1,343,750 Founder Shares were forfeited, resulting 15,187,500 Founder Shares outstanding. Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option are as follows:

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	Pro forma entries:	Debt	Credit
a.	Cash held in Trust Account	32,500,000
	Class A ordinary shares		325
	Additional paid-in capital		32,499,675
	To record sale of 3,250,000 Units on over-allotment option at $10.00 per Unit.

b.	Additional paid-in capital	650,000
	Cash held in Trust Account		650,000
	To record payment of 2.0% of cash underwriting fee on over-allotment option.

c.	Additional paid-in capital	1,137,500
	Deferred underwriting fee payable		1,137,500
	To record the liability for the 3.5% deferred underwriting fees on over-allotment option.

d.	Cash held in Trust Account	650,000
	Additional paid in capital		650,000
	To record sale of 650,000 over-allotment Private Placement Warrants at $1.00 per warrant.

e.	Class B ordinary shares	134
	Additional paid in capital		134
	To record forfeiture of 1,343,750 Founder Shares

f.	Class A ordinary shares	314
	Additional paid-in capital	31,362,186
	Ordinary shares subject to redemption		31,362,500

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